UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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DIGITAL POWER CORPORATION

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DIGITAL POWER CORPORATION

48430 Lakeview Blvd

Fremont, CA  94538

(510) 657-2635

May 20, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Digital Power Corporation to be held at 10:00 a.m., Pacific Time, on Tuesday, June 30, 2015 at our corporate offices located at 48430 Lakeview Blvd, Fremont, California 94538.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Digital Power Corporation, 48430 Lakeview Blvd, Fremont, CA 94538, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions to ensure your shares will be represented. Your vote by written or electronic proxy will ensure your representation at the annual meeting regardless of whether or not you attend in person.

We look forward to seeing you at the annual meeting.

/s/ Amos Kohn

Amos Kohn

President and Chief Executive Officer

Fremont, California

DIGITAL POWER CORPORATION

48430 Lakeview Blvd

Fremont, CA  94538

(510) 657-2635

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 30, 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of Digital Power Corporation, a California corporation, will be held at our corporate headquarters, located at 48430 Lakeview Blvd, Fremont, California 94538, on Tuesday, June 30, 2015 at 10:00 a.m., Pacific Time, for the purpose of considering and acting on the following:

1.	To elect our Board of Directors, consisting of five directors, each to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified;

2.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the fiscal year ending December 31, 2016; and

3.	To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof is May 5, 2015. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at our principal executive offices for a period of ten days before the meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Digital Power Corporation, 48430 Lakeview Blvd, Fremont, CA 94538, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions. You may revoke a previously submitted proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

By Order of the Board of Directors

/s/ Amos Kohn

Amos Kohn

President and Chief Executive Officer

May 20, 2015

Fremont, California

DIGITAL POWER CORPORATION

48430 Lakeview Blvd

Fremont, CA  94538

(510) 657-2635

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

We are furnishing this Proxy Statement to you in connection with our 2015 Annual Meeting of Shareholders to be held on Tuesday, June 30, 2015 at 10:00 a.m., Pacific Time, at our corporate headquarters located at 48430 Lakeview Blvd, Fremont, California 94538 and at any adjournments or postponements thereof. The matters to be considered and acted upon are (i) the election of our Board of Directors (“Board”), consisting of five directors, to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified; (ii) the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the year ending December 31, 2016; and (iii) such other business as may properly come before the annual meeting.

We use several abbreviations in this Proxy Statement. All references in this Proxy Statement to “we,” “us,” “our,” “Digital Power” or “the Company” shall mean Digital Power Corporation. The enclosed proxy is solicited on behalf of the Board of Digital Power and is revocable by you at any time prior to the voting of such proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with your instructions, if any. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including audited financial statements, is included herewith.  Such Annual Report and financial statements are not a part of this Proxy Statement.

This Proxy Statement was first sent or given to shareholders on May 20, 2015.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the 2015 Annual Meeting of Shareholders?

The purpose of the annual meeting is to allow you to vote on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, including the election of the Board and the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the fiscal year ending December 31, 2016.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, May 5, 2015 (the “Record Date”), are entitled to vote at the annual meeting, or at any adjournments or postponements of the annual meeting.

What are the Board’s recommendations on the proposals?

The Board recommends a vote FOR each of the proposals one and two.

How do I vote?

Either (1) mail your completed and signed proxy card(s) to Digital Power Corporation, 48430 Lakeview Blvd, Fremont, CA 94538, Attention: Corporate Secretary, (2) call the toll-free number printed on your proxy card(s) and follow the recorded instructions or (3) visit the website indicated on your proxy card(s) and follow the on-line instructions.  If you are a registered shareholder and attend the meeting, then you may deliver your completed proxy card(s) or vote in person.  If your shares are held by your broker or bank, in “street name”, then you will receive a form from your broker or bank seeking instructions as to how your shares should be voted.  If you do not instruct your broker or bank how to vote, then your broker or bank will vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

Yes.  You have the right to revoke your proxy at any time before the annual meeting by notifying our Corporate Secretary in writing at Digital Power Corporation, 48430 Lakeview Blvd, Fremont, California 94538, voting in person, or returning a proxy card with a later date.  Those voting by internet or by telephone may also revoke their proxy either by voting in person at the annual meeting or by voting and submitting their proxy at a later time by internet or by telephone.  If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Who will count the vote?

Our Corporate Secretary will count the votes and act as the inspector of election. Computershare Transfer & Trust is our transfer agent for our common stock. Computershare Transfer & Trust will tally the proxies and provide this information at the time of the annual meeting.

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Complete, sign and return all proxy cards, or electronically transmit all proxy cards, to ensure that all your shares are voted. We encourage you to have all accounts registered under the same name and address whenever possible. You can accomplish this by contacting our transfer agent, Computershare Trust Company, located at 250 Royall Street Canton, MA 02021, phone (800) 962-4284, or, if your shares are held by your broker or bank in “street name”, by contacting the broker or bank who holds your shares.

How many shares can vote?

Only shares of common stock may vote. As of the Record Date, there were 6,775,971 shares of common stock issued and outstanding.

Each share of common stock is entitled to one vote.  However, with respect to the election of directors, California law provides that a shareholder, or his or her proxy, may cumulate votes; that is, each shareholder has that number of votes equal to the number of shares owned, multiplied by the number of directors to be elected, and the shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as he or she deems appropriate.  A shareholder may cumulate votes only for a candidate or candidates whose name(s) has/have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination.  Our designated proxy holders have discretionary authority to cumulate votes represented by the proxies received in the election of directors. These proxy holders intend to vote all proxies received by them in such manner that will assure the election of as many of the nominees described under “Proposal No. 1 - Election of Board of Directors” as possible.

What is a “quorum”?

A “quorum” is a majority of the outstanding shares entitled to vote. A quorum may be present in person or represented by proxy to transact business at the annual meeting. For the purposes of determining a quorum, shares held by brokers or nominees for whom we receive a signed or electronically transmitted proxy will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter, or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

What is required to approve each proposal?

For the election of the Board, once a quorum has been established, the nominees for director who have received the most votes will become directors. Holders owning a majority of the shares present or represented and entitled to vote at the annual meeting must approve the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the fiscal year ending December 31, 2016.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, then the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

How will we solicit proxies?

We will distribute the proxy materials and solicit votes. We will also bear the cost of soliciting proxies. These costs will include the expense of preparing and mailing proxy solicitation materials for the meeting, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to shareholders. Proxies may also be solicited by our directors, officers, and employees, without additional compensation, in person, by telephone, by facsimile or by internet.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

General

Our bylaws permit our Board to fix by resolution the number of authorized directors, with a minimum of five directors and a maximum of nine directors. As of the date of this Proxy Statement, our directors are Amos Kohn, Ben-Zion Diamant, Haim Yatim, Robert O. Smith, and Aaron Ben-Ze'ev.

Our Board has approved the nomination of Amos Kohn, Ben-Zion Diamant, Haim Yatim, Israel Levi, and Moti Rosenberg for election as directors at the 2015 Annual Meeting, each to serve until the 2016 Annual Meeting or until his earlier death, resignation or removal. Amos Kohn, Ben-Zion Diamant and HaimYatim are currently serving as directors. Below is information concerning such nominees, including information as to their age and business experience as of the Record Date. Unless otherwise instructed, our designated proxy holders will vote the proxies received by them for the five nominees named below. If any of our nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. Each nominee has agreed to serve as a director, if elected.

Nominees for the Board of Directors

Amos Kohn

Amos Kohn, 55, has served as a member of our board of directors since 2003, as our President and Chief Executive Officer since 2008. From March 2011 until August 2013 Mr. Kohn also served as interim Chief Financial Officer. Mr. Kohn has more than 20 years of successful global executive management experience, including multiple C-level roles across private and established, publicly-traded companies. Mr. Kohn has successfully managed cross-functional teams, driven corporations to high profitability, built customer loyalty and led businesses through expansion and sustained growth. His areas of expertise include operations, technology innovation, manufacturing, strategic analysis and planning and M&A. Mr. Kohn was Vice President of Business Development at Scopus Video Networks, Inc., a Princeton, New Jersey company that develops and markets digital video networking products (2006-2007); Vice President of Solutions Engineering at ICTV Inc., a leading provider of network-based streaming media technology solutions for digital video and web-driven programming, located in Los Gatos, California (2003-2006); Chief Architect at Liberate Technologies, a leading company in the development of a full range of digital media processing for telecom and cable TV industries, located in San Carlos, California (2000-2003); and Executive Vice President of Engineering and Technology at Golden Channel & Co., the largest cable television multiple-systems operator (MSO) in Israel, where he had executive responsibility for developing and implementing the entire nationwide cable TV system (1989-2000). Mr. Kohn holds a degree in electrical and electronics engineering and is named as an inventor on several United States and international patents. We believe that Mr. Kohn’s extensive executive-level management experience in diversified industries, including, but not limited to, power electronics, telecommunications, cable television, broadcast and wireless, as well as his service as a director on our board since 2003, give him the qualifications and skills to serve as one of our directors.

Ben-Zion Diamant

Ben-Zion Diamant, 65, has served as a member of our Board of Directors, and has been Chairman of our Board, since 2001. From March 2008 through July 2008, he also served as our Interim President and Chief Executive Officer. He has served as Chief Executive Officer of Telkoor Telecom Ltd. since August 2008; from 1994 through July 2008, he served as Chairman of the Board of Directors of Telkoor and has served as a director of Telkoor since then. From 1992 through 1994, he was a partner and business development manager at Phascom, and from 1989 to 1992, he was a partner and manager at Rotel Communication. Mr. Diamant holds a B.A. degree in political science from Bar-Ilan University.  We believe that Mr. Diamant’s business development and executive-level experience, as well as his service as Chairman of our Board since 2001, give him the qualifications and skills to serve as one of our directors.

Haim Yatim

Haim Yatim, 51, has served as a member of our Board of Directors from September 2011 until his resignation in November, 2014. Mr. Yatim rejoined the Company as a director in March, 2015. Mr. Yatim currently serves as Chief Financial Officer of Fularo Ltd., a privately held company in the internet industry where he is responsible for the finance team, business operations, financial planning and financial reports. From 2006 until 2010 he served as Chief Financial Officer and Board Member of  SimiGon Ltd., a publicly traded company (AIM:SIM) that develops software for the training and simulation industry. Previously, Mr. Yatim served as CFO of the Company. As the company CFO, Mr. Yatim was responsible for financial reporting to the SEC, corporate accounting and tax preparation, budgeting, forecasting, and risk management. Prior his role at Digital Power, Mr. Yatim was a partner of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global where he advised on successful NASDAQ listings of technology companies. Mr. Yatim holds a B.Sc. in Accounting and Economics from University of Tel-Aviv, Israel.

Israel Levi

Israel Levi, 75, is a seasoned telecommunications, technology, and business operations executive with multi-disciplinary expertise in operations management, quality control, information technology, systems, and R&D organizations. Mr. Levi served as an officer and held senior management positions including Senior Vice President of Worldwide Operations and Quality, Senior Vice President of Systems and Technology and Senior Vice President of Research & Development with Harmonic, Inc. from 1989 to 2007. Previous to that, he directed product development at Digital Switch Corporation (currently Nortel), Catel Telecommunications and Bell Northern Research (currently Nortel). Mr. Levi received his M.S. degree in Electrical Engineering from Carleton University, Ottawa, Canada and a B.Sc. degree from Technion Institute of Technology, Haifa, Israel. He is named as an inventor on 5 patents and previously served on the Board from 2008 until 2010.

Moti Rosenberg

Moti Rosenberg, 67, has served as an independent consultant to various companies in the design and implementation of homeland security systems in Europe and Africa since 2010. From 2004 to 2009, he served as a special consultant to Bullet Plate Ltd., a manufacturer of armor protection systems, and NovIdea Ltd., a manufacturer of perimeter and border security systems. From 2000 to 2003, Mr. Rosenberg was the general manager of ZIV U.P.V.C Products Ltd.'s doors and window factory. Mr. Rosenberg is an active reserve officer and a retired colonel from the Israeli Defense Force (IDF), where he served for 26 years and was involved in the development of weapon systems. In the IDF, Mr. Rosenberg served in various capacities, including platoon, company, battalion, and brigade commander, head of the training center for all IDF infantry, and head of the Air Force's Special Forces. Mr. Rosenberg received a B.A in History from the University of Tel Aviv and a Master of Arts in Political Science from the University of Haifa in Israel.

Vote Required and Recommendation of the Board

Directors are elected by the affirmative vote of the holders of a plurality of shares present or represented and entitled to vote thereon at the annual meeting.

The Board recommends that shareholders vote FOR each of the nominees listed above.

Board Meetings and Committees

As of the date of this Proxy Statement, our Board is composed of five members and maintains the following three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nomination and Governance Committee. The membership and the function of each of the committees are described below. Our Board may from time to time establish a new committee or dissolve an existing committee depending on the circumstances. Current copies of the charters for the Audit Committee, Compensation Committee, and Nomination and Governance Committee can be found on our website at www.digipwr.com.

During the year ended December 31, 2014, our Board held six meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Nomination and Governance Committee held three meetings (not including actions taken by unanimous written consent). During the year ended December 31, 2014, all of the directors attended at least 75% of the meetings of the Board held during their tenure and 75% of the meetings, if any, of the Board committees upon which they served and held during their tenure. We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Three of our directors attended our 2014 Annual Meeting of Shareholders.

Audit Committee

Messrs. Smith, Yatim, and Ben-Ze’ev currently comprise the Audit Committee of our Board, and Messrs. Levi and Rosenberg are nominated to replace Messrs. Smith and Ben-Ze’ev as members of the Audit Committee.  Our Board has determined that each of the current and nominated members of the Audit Committee satisfies the requirements for independence and financial literacy under the standards of the SEC and the NYSE MKT (where our shares are currently listed). Our Board has also determined that Mr. Yatim qualifies as an “audit committee financial expert” as defined in SEC regulations and satisfies the financial sophistication requirements set forth in the NYSE MKT Rules.

The Audit Committee is responsible for, among other things, selecting and hiring our independent auditors, approving the audit and pre-approving any non-audit services to be performed by our independent auditors; reviewing the scope of the annual audit undertaken by our independent auditors and the progress and results of their work; reviewing our financial statements, internal accounting and auditing procedures, and corporate programs to ensure compliance with applicable laws; and reviewing the services performed by our independent auditors to determine if the services rendered are compatible with maintaining the independent auditors’ impartial opinion.

Compensation Committee

Messrs. Smith, Yatim, and Ben-Ze’ev currently comprise the Compensation Committee of our Board, and Messrs. Levi and Rosenberg are nominated to replace Messrs. Smith and Ben-Ze’ve as members of the Compensation Committee. Our Board has determined that each of the current and nominated members of the Compensation Committee meets the requirements for independence under the standards of the SEC and the NYSE MKT.

The Compensation Committee is responsible for, among other things, reviewing and approving executive compensation policies and practices; reviewing and approving salaries, bonuses and other benefits paid to our officers, including our Chief Executive Officer and Chief Financial Officer; and administering our stock option plans and other benefit plans.

Nomination and Governance Committee

Messrs. Smith, Yatim, and Ben-Ze’ev currently comprise the Nominating and Governance Committee of our Board, and Messrs. Levi and Rosenberg are nominated to replace Messrs. Smith and Ben-Ze’ev as members of the Nominating and Governance Committee.  Our Board has determined that each of the current and nominated members of the Nominating and Governance Committee meets the requirements for independence under the standards of the SEC and the NYSE MKT.

The Nominating and Governance Committee is responsible for, among other things, assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to the Board; developing and recommending governance principles applicable to our Board; overseeing the evaluation of our Board and management; and recommending potential members for each Board committee to our Board.

While the Nominating and Governance Committee does not have a formal policy on diversity for members of the Board, it considers diversity when identifying Board candidates.  In particular, it considers such criteria as a candidate’s broad-based business and professional skills, experiences and global business and social perspective.

In addition, the Committee seeks directors who exhibit personal integrity and a concern for the long-term interests of shareholders, as well as those who have time available to devote to Board activities and to enhancing their knowledge of the power-supply industry.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities.

Consideration of Director Nominees

You may propose director candidates for consideration by the Company. Any such recommendations must comply with our bylaws and should include the nominee’s name and qualifications for Board membership. The recommendation should be directed to the Corporate Secretary, c/o Digital Power Corporation, 48430 Lakeview Blvd, Fremont, California 94538.

Code of Ethics

We have adopted a Code of Ethical Conduct that applies to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.   The Code of Ethical Conduct is designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations.  The full text of our Code of Ethical Conduct is published on our website at www.digipwr.com .  We will disclose any substantive amendments to the Code of Ethical Conduct or any waivers, explicit or implicit, from a provision of the Code on our website or in a Current Report on Form 8-K.

Board Leadership Structure and Role in Risk Oversight

Our Board as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board our risks and the manner in which we manage or mitigate such risks. While our Board has the ultimate responsibility for our risk oversight, our Board works in conjunction with its committees on certain aspects of its risk oversight responsibilities.  In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures; our Compensation Committee evaluates the risks associated with our compensation philosophy and programs and strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives; and our Nomination and Governance Committee oversees risks associated with our Code of Ethical Conduct.

We currently separate the positions of President/Chief Executive Officer and Chairman of the Board.  The Board believes that such structure is in the best interest of the Company at this time, as it allows for a more effective monitoring and objective evaluation of the performance of management.

Director Independence

Our Board has undertaken a review of the independence of each director and director nominee and has determined that Messrs. Yatim, Smith, Ben-Ze'ev, Levi and Rosenberg are independent, and that each director who serves on or is nominated for each of its committees is independent, as such term is defined by standards of the SEC and the NYSE MKT. Messrs. Kohn and Diamant do not meet the independence standards above.

Director Compensation

Independent directors receive $10,000 annually for serving on our Board. The director designated by the Board as the Audit Committee financial expert generally receives an additional annual fee of $5,000 for serving as the financial expert. Directors are paid quarterly in arrears for their services.

Subject to Board approval, upon joining our Board, independent directors may also receive a grant of an option under our 2012 Stock Option Plan to purchase 10,000 shares of our common stock. In addition, subject to Board approval, each independent director may be granted, from time to time, an option to purchase an additional 10,000 shares of our common stock. Options vest over a four-year period, 25% per year. Each option has an exercise price equal to the fair market value of our common stock on the grant date and a maximum term of ten years, subject to earlier termination upon the cessation of service as a director.

Chairman of the Board of Directors, Ben-Zion Diamant, receives monthly consulting fees of $6,000 and received a grant of an option under our 2012 Stock Option Plan to purchase 150,000 shares of our common stock on April 2, 2014.

The table below sets forth, for each non-employee director, the total amount of compensation related to his service during the year ended December 31, 2014:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ben-Zion Diamant (1)	$-	-	$25,342	-	-	$72,000	$97,342
Robert Smith	$10,000	-	$1,690	-	-	-	$11,690
Aaron Ben-Ze’ev	$10,000	-	$1,690	-	-	-	$11,690
Benjamin Kiryati (2)	$1,667	-	$433	-	-	-	$2,100
Haim Yatim (3)	$8,750	-	$-	-	-	-	$8,750

(1)

On September 12, 2011, the Company’s Board of Directors approved the payment of monthly consulting fees of $6,000 to Ben-Zion Diamant, our Chairman of the Board of Directors. These fees were first paid on October 5, 2011 and have continued to be paid on a monthly basis since such date. The Board’s decision to approve these fees was based on a recommendation by the Compensation Committee, in consideration for Mr. Diamant’s services to the Company, including manufacturing advisory and corporate advisory services. The Company’s obligation to pay the fees may be terminated at any time by further decision of the Board of Directors and will terminate upon a strategic transaction of the Company.

(2)	Mr. Kiryati joined the Board on October 30, 2014 and resigned on February 26, 2015
(3)	Mr. Yatim resigned as director on November 13, 2014 and was reappointed on March 3, 2015

Communications with the Board of Directors

If you wish to communicate with our Board or any Board committee or any member of the Board, please send a letter using the contact information provided below. Our Corporate Secretary will review each such communication and forward it to the appropriate Board member or members as he deems appropriate.

Write to the Board of Directors at:

Digital Power Corporation

48430 Lakeview Blvd

Fremont, CA  94538

Attention: Corporate Secretary

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

General

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“E&Y”), has served as our independent registered public accounting firm since 2002 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Shareholder ratification of E&Y as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board is seeking such ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of E&Y as our independent registered public accounting firm, the Audit Committee will consider whether or not to retain that firm for the year ending December 31, 2016. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of Digital Power and our shareholders. We do not expect a representative of E&Y to be present at the annual meeting or otherwise be available to make a statement or respond to questions.

E&Y also serves as the independent auditors of Telkoor, our largest shareholder. The auditing of our and Telkoor’s financial statements are handled by separate teams within E&Y.

Fees and Services

The following table shows the aggregate fees billed to us for professional services by Kost Forer for the years ended December 31, 2014 and 2013:

	2014	2013
Audit Fees	$112,000	$115,000
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$112,000	$115,000

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our financial statements for the years ended December 31, 2014 and 2013, for the reviews of the financial statements included in our quarterly reports on Form 10-Q during 2014 and 2013, and for other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under "Audit Fees," and generally consist of fees for other engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters, and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate fees billed in each of the last two years for products and services provided by the independent auditors that are not reported above under "Audit Fees," "Audit-Related Fees," or "Tax Fees."

The Audit Committee’s policy is to pre-approve all services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Our independent auditors are required to report periodically to the Audit Committee regarding the extent of services they provide in accordance with such pre-approval.

Vote Required and Recommendation of the Board

The ratification of the appointment of E&Y requires the affirmative vote of the holders of a majority of shares present or represented and entitled to vote thereon at the annual meeting.

The Board recommends that shareholders vote FOR the ratification of the appointment of the independent auditors.

REPORT OF THE AUDIT COMMITTEE

In accordance with Securities and Exchange Commission regulations, this Audit Committee report is not deemed to be filed with the SEC.

The Audit Committee oversees the financial reporting process for Digital Power on behalf of the Board.  In fulfilling its oversight responsibilities, the Audit Committee reviews Digital Power’s internal accounting procedures, consults with, and reviews the services provided by, Digital Power’s independent auditors, and makes recommendations to the Board regarding the appointment of independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Digital Power and its management. The independent auditors provided the written disclosures and the letter required by Independence Standards Board Standard No. 1.

The Audit Committee has also met and discussed with Digital Power’s management, and with its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Digital Power, and the selection of Digital Power’s independent auditors. In addition, the Audit Committee discussed with the independent auditors, with and without management present, the specific results of audit investigations and examinations and the auditors’ judgments regarding any and all of the above issues.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors of

Digital Power Corporation

Haim Yatim

Aaron Ben-Ze'ev

Robert O. Smith

SECURITY OWNERSHIP

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date by (1) each of our current directors and nominees; (2) each of the named executive officers listed in the Summary Compensation Table located below in the section entitled “Executive Compensation”; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock based upon Schedules 13G or 13D filed with the Securities and Exchange Commission; and (4) all of our directors and executive officers as a group. As of the Record Date, there were 6,775,971 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.  Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all common stock shown as beneficially owned by them, subject to applicable community property laws. The table below is based upon information supplied by officers, directors and principal shareholders, Schedules 13D and 13G and Forms 3 and 4 filed with the Securities and Exchange Commission as of the Record Date.  Unless otherwise indicated below, the address of each beneficial owner listed below is c/o Digital Power Corporation, 48430 Lakeview Blvd, Fremont, California 94538.

Name and Address Of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percent of Class

Telkoor Telecom Ltd. 5 Giborei Israel Netanya 42293 Israel	2,874,610		38.99%
Amos Kohn	324,749	(1)	4.40%
William J. Hultzman	25,000	(2)	*
Ben-Zion Diamant	3,149,059	(3)	42.71%
Robert Smith	136,849	(4)	1.86%
Aaron Ben-Ze’ev	7,500	(5)	*
Haim Yatim	1,202	(6)	*
Barry W. Blank P.O. Box 32056 Phoenix, AZ 85064	419,900		5.69%

All directors and executive officers as a group	3,644,359	(7)	49.43%

*         Less than one percent.

(1)   Represents (a) options to purchase 285,000 shares of common stock that are currently exercisable or exercisable within 60 days of March 20, 2015 and (b) 39,749 shares of common stock held on behalf of Mr. Kohn by a brokerage firm.

(2) Represents options to purchase 25,000 shares of common stock that are exercisable with 60 days of March 20, 2015

(3)   Mr. Diamant serves as Chief Executive Officer and a director of Telkoor and is its controlling shareholder. Represents (a) options to purchase 162,500 shares, owned by Mr. Diamant, that are currently exercisable or exercisable within 60 days of March 20, 2015; (b) 2,874,610 shares beneficially owned by Telkoor, and (c) 111,949 shares held by a brokerage firm on behalf of Telkoor. Mr. Diamant disclaims beneficial ownership of the shares held by Telkoor, except to the extent of his proportionate pecuniary interest therein.

(4)   Represents (a) options to purchase 117,500 shares of common stock that are currently exercisable or exercisable within 60 days of March 20, 2015 and (b) 19,349 shares of common stock held by a brokerage firm.

(5)   Represents options to purchase 7,500 shares of common stock that are currently exercisable or exercisable within 60 days of March 20, 2015

(6) Represents 1,202 shares held on behalf of Mr. Yatim by a brokerage firm

(7) See Notes (1) – (6) above

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.  Based solely upon our review of Forms 3, 4 and 5 received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2014, all such filing requirements applicable to our officers, directors and ten percent shareholders were fulfilled with the following exceptions:

	Number of Late Insider	Number of Transactions Not	Failure to File Required
Name	Reports	Reported on a Timely Basis	Forms

William J. Hultzman	1	-	-
Amos Kohn	2	-	-
Ben Zion Diamant	1	-	-
Robert Smith	1	-	-
Haim Yatim	1	-	-
Aaron Ben-Ze’ev	1	-	-

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities for the fiscal years ended December 31, 2014 and 2013 by our (i) Chief Executive Officer and (ii) executive officers, other than the Chief Executive Officer, whose salaries for the 2014 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

						Nonequity	Nonqualified	All
						Incentive	Deferred	Other	Total
Name and				Stock	Option	Plan	Compensation	Compensation
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings
Position	Year	($)	($)	($)	($)(4)	($)	($)	($)(1)
Amos Kohn	2014	$202,458	$-	$-	$75,031	$-	$-	$44,603	$322,092
Chief Executive Officer (2)	2013	$210,000	$-	$-	$29,146	$-	$-	$66,406	$305,552
William Hultzman	2014	$120,125	$-	$-	$16,894	$-	$-	$22,928	$159,947
Vice President of Finance (3)	2013	$40,051	$-	$-	$-	$-	$-	$5,163	$45,214

(1) The amounts in “All Other Compensation” consist of health insurance benefits, long-term and short-term disability insurance benefits, and 401K match amounts. For Mr. Kohn, all other compensation also includes fees of approximately $11,000 and $44,000 in 2014 and 2013, respectively, paid to TechLead, a company for which Mr. Kohn serves as director, to reimburse TechLead for expenses incurred in connection with manpower services provided by TechLead until April, 2014.

(2) Mr. Kohn became our President and Chief Executive Officer in 2008.  Prior to that date, he had served as a non-employee member of our Board since 2003.

(3) Mr. Hultzman became our Vice President of Finance and Principal Accounting Officer in late August, 2013.

(4) Represents the equity-based compensation expenses recorded in the Company’s consolidated financial statements for the year ended December 31, 2014, based upon the option’s fair value on the grant date, calculated in accordance with accounting guidance for equity-based compensation. For a discussion of the assumptions used in reaching this valuation, see Note 8 to our consolidated financial statements for the year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2014 to the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Amos Kohn	10,000	-	-	$1.66	5/9/2017	-	-	-	-
	50,000	-	-	$1.79	8/11/2019	-	-	-	-
	75,000	-	-	$1.51	12/1/2020	-	-	-	-
	75,000	25,000	-	$1.60	9/12/2021	-	-	-	-
	-	300,000	-	$1.67	4/2/2024	-	-	-	-
William Hultzman	-	100,000	-	$1.67	4/2/2024	-	-	-	-

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2014 with respect to compensation plans under which our common shares are authorized for issuance, aggregated as follows:

●	All compensation plans previously approved by security holders; and
●	All compensation plans not previously approved by security holders.

EQUITY COMPENSATION PLAN INFORMATION

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,262,763	$1.57	655,130
Equity compensation plans not approved by security holders	141,500
Total	1,404,263	$1.53	655,130

Employee Stock Ownership Plan

The Company had an Employee Stock Ownership Plan ("ESOP") until July 31, 2014 at which time it was entirely liquidated after a decision to terminate the plan as of July 31, 2013 was previously made. The ESOP provided for the Employee Stock Ownership Trust ("ESOT") to distribute the Company's common shares or cash equivalent as retirement benefits to the participants. As of July 31, 2014, the ESOT had distributed or paid the cash equivalent of all of the 167,504 shares previously held prior to plan termination.

Stock Option Plans

Our stock option plans currently consist of the Digital Power 2012 (as amended), 2002, 1998, and 1996 incentive share option plans (the “Incentive Share Option Plans”). All of the Incentive Share Option Plans have expired, except for the 2012 Stock Option Plan (as amended) which was approved by shareholders at the annual general meeting held on August 12, 2013. At such annual general meeting, shareholders approved the 2012 Stock Option Plan (as amended) which increased the number of shares authorized for issuance to 1,372,630 shares from the 410,145 shares originally authorized in December, 2012 under the preceding 2012 Stock Option Plan. Currently authorized for issuance under the Company’s Incentive Stock Option Plans are 655,130 shares of our common stock.

The purpose of the 2012 Stock Option Plan (as amended) is to encourage stock ownership by employees, officers, and directors by giving them a greater personal interest in the success of the business and by providing them an added incentive to advance in their employment or service to Digital Power. The 2012 Stock Option Plan (as amended) provides for the grant of either incentive or non-statutory stock options. The exercise price of any stock option granted under the 2012 Plan (as amended) may not be less than 100% of the fair market value of our common stock on the date of grant.

To the extent that an incentive stock option may be exercised in any given year for more than $100,000, the option will be deemed to be a non-statutory stock option. Generally, our stock option agreements permit cashless exercises where options are exercised and the underlying common stock is sold on the same day. Unless otherwise provided by the Board, an option granted under the 2012 Stock Option Plan (as amended) is exercisable for 10 years. The 2012 Stock Option Plan (as amended) is administered by the Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule and other terms of the options. The 2012 Stock Option Plan (as amended) may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. Each incentive stock option is exercisable, during the lifetime of the optionee, only so long as the optionee remains employed with us.  In general, no option is transferable by the optionee other than by will or by the laws of descent and distribution.

As of December 31, 2014, options to purchase 1,262,763 shares of common stock were issued and outstanding under the Incentive Share Option Plans.

401(k) Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, which generally covers all of our full-time employees. Pursuant to the 401(k) plan, eligible employees may make voluntary contributions to the plan up to a maximum of 5% of eligible compensation. The 401(k) plan permits, but does not require, matching contributions by Digital Power on behalf of plan participants. We match contributions at the rate of (1) $1.00 for each $1.00 contributed, up to 3% of the base salary and (2) $0.50 for each $1.00 contributed thereafter, up to 5% of the base salary.  We are also permitted under the plan to make discretionary contributions. The 401(k) plan is intended to qualify under Sections 401(k) and 401(a) of the Internal Revenue Code of 1986, as amended. Contributions to such a qualified plan are deductible by Digital Power when made, and neither the contributions nor the income earned on those contributions is taxable to plan participants until withdrawn. All 401(k) plan contributions are credited to separate accounts maintained in trust.

Employment Agreements

Employment Agreement with Amos Kohn

An employment agreement with Mr. Kohn expired on December 31, 2010. As of May 20, 2015, Mr. Kohn has not reached or signed a new employment agreement.  Mr. Kohn continues to serve as the Company’s President and Chief Executive Officer.

In March 2014, the Compensation Committee resolved to grant Mr. Kohn 300,000 stock options under the 2012 Stock Option Plan. The options, which will have an exercise price equal to the closing price of the Company’s shares as of the close of business on April 1, 2014, vest over four years at 25% per year and expire 10 years from the date of grant.

Mr. Kohn continues to serve as the Company’s President and Chief Executive Officer.

Letter Agreement with William J. Hultzman

On August 15, 2013, the Company entered into a letter agreement with William J. Hultzman (the “Letter Agreement”), pursuant to which he became the Company’s Vice President of Finance (principal financial officer and principal accounting officer) on August 21, 2013. Mr. Hultzman replaced Amos Kohn, the Company’s President and Chief Executive Officer, who served as interim Chief Financial Officer since March, 2011.

The following is a brief description of the Letter Agreement with Mr. Hultzman:

Annual Compensation. Mr. Hultzman’s base salary will be $110,000, subject to a performance review after six months and an annual performance review thereafter. He will be eligible for potential salary increases and a bonus grant subject to the Company’s yearly practice and his performance.

Equity Award. Subject to Compensation Committee and Board of Director approval, Mr. Hultzman will be granted an option to purchase 25,000 shares of the Company’s common stock at the closing price at the date of the grant.

Benefits. Mr. Hultzman is eligible to participate in the Company’s 401(k) pension plan and will receive other customary employee benefits.

In March, 2014, the Compensation Committee resolved to grant Mr. Hultzman 100,000 stock options under the 2012 Stock Option Plan. The options, which will have an exercise price equal to the closing price of the Company’s shares as of the close of business on April 1, 2014, vest over four years at 25% per year and expire 10 years from the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Telkoor Power Supplies Ltd.

In the years ended December 31, 2014 and 2013, we purchased approximately $868,000 and $1,381,000, respectively, of products from Telkoor Power Supplies, Ltd., a wholly-owned subsidiary of our largest shareholder, Telkoor, of which Ben-Zion Diamant is the Chief Executive Officer and controlling shareholder.  We have no written agreement for the purchase of these products, other than purchase orders that are placed in the ordinary course of business when the products are needed.

Purchase of IP from Telkoor by DPL

On August 25, 2010, we and our wholly-owned subsidiary, DPL, entered into an agreement with TPS, a wholly-owned subsidiary of our largest shareholder, Telkoor Telecom Ltd., of which Mr. Diamant is the Chief Executive Officer and controlling shareholder.  Pursuant to such agreement, (1) TPS sold, assigned and conveyed to DPL all of its rights, title and interest in and to the intellectual property associated with the Compact Peripheral Component Interface 600 W AC/DC power supply series (the “Assets”) and (2) DPL granted to TPS an irrevocable license to sell the Assets in Israel on an exclusive basis. In consideration for the purchase of the Assets, DPL has paid TPS $480,000. The consideration for the license provided to TPS to sell the Assets in Israel is a royalty fee of 15% of TPS's direct production costs of sales, due on a quarterly basis. In accordance with the agreement, the consideration for the IP may be reduced over a four-year period in the event annual sales for each year between 2011 and 2014 are less than a fixed threshold of units on an annual basis based upon an offset value per unit as described in the agreement. If there is a shortfall in sale of units in one annual period and in the subsequent period the Company sells more than the fixed unit threshold, this difference will be offset from any reduced consideration in any annual periods between 2011 and 2014. As a result of lower than anticipated sales by our DPL subsidiary of the Compact Peripheral Component Interface 600W AC/DC power supply series (CPCI 600W) through 2013, the Company amended its agreement with Telkoor (effective January 1, 2014 for the duration of the original agreement or until the shortfall of CPCI 600W product sales will be offset) to include additional products in addition to the original CPCI 600W product. We will not be required to make any royalty payments to Telkoor under the Manufacturing Agreement with Telkoor (described below) until the shortfall of CPCI 600W product sales will be offset.

Acquisition of Shares of Telkoor

On June 16, 2011 the Company acquired 1,136,666 shares of Telkoor, a major shareholder of the Company and an Israeli company listed in the Tel Aviv stock exchange, for $0.88 (NIS 3) per share, which represented 8.8% of the outstanding shares of Telkoor. As a result of this transaction, an existing manufacturing agreement between Digital Power and Telkoor was updated and extended. Until September 30, 2012 the investment was accounted for as an available-for-sale investment and then reclassified the accounting of the investment at cost less accumulated impairments derived from independent appraisals or available market valuations

Manufacturing Agreement with Telkoor

On December 31, 2012, the Company entered into a Manufacturing Rights Agreement (the "Manufacturing Agreement") with Telkoor, pursuant to which among other things, Telkoor granted to the Company the non-exclusive right to directly place purchase orders for certain products from third party manufacturers for the purpose of marketing, selling and distributing the products for telecom, industrial, medical and military market segments in North and South America in consideration for the payment of royalty fees by the Company to Telkoor. The royalty fees paid by the Company to Telkoor under the Manufacturing Agreement are between 5% and 25%, depending on the product. The Company incurred $44,000 in Telkoor royalty expense in 2013. The Manufacturing Agreement has a term of five years from the date of signature. During the agreement, Telkoor agreed not to directly or indirectly participate or engage, or assist any other party in engaging or preparing to engage, the customers of the Company in North and South America in connection with the sale or distribution of any of the products under the Manufacturing Agreement.

PROPOSALS OF SHAREHOLDERS

If any shareholder intends to submit a proposal to be considered for inclusion in our proxy materials in connection with our 2016 Annual Meeting of Shareholders, the proposal must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, and must be delivered to Digital Power no later than March 3, 2016.  Such proposals should be delivered to Digital Power Corporation, 48430 Lakeview Blvd, Fremont, CA 94538, Attention: Corporate Secretary.

Shareholder proposals to be submitted for consideration at our 2016 Annual Meeting but not submitted for inclusion in our proxy materials for that meeting, including shareholder nominations for candidates for election as directors, must be timely received by our Corporate Secretary.  To be timely, a shareholder’s notice of the proposal must be  delivered or mailed and received at the principal executive offices of the Company not less than 40 days and not more than 60 days prior to the annual meeting; provided, however, that, in the event that less than 50 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder,  to be timely, must be received at the principal executive offices of the Company no later than the close of business on tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (3) the class and number of the shares of the Company which are beneficially owned by the shareholder, and (4) any material interest of the shareholder in such business.

ANNUAL REPORT TO SHAREHOLDERS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including audited financial statements, was sent or given to the shareholders concurrently with this Proxy Statement, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.  The Form10-K and all other periodic filings made with the Securities and Exchange Commission are available on our website at www.digipwr.com.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the annual meeting. If any other matter should properly come before the annual meeting, the persons appointed as proxy holders intend to vote the shares represented in accordance with the recommendations of the Board.

By Order of the Board of Directors

/s/ Amos Kohn

Amos Kohn

President and Chief Executive Officer

May 20, 2015

Digital Power
Flexible Power Solutions

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 ______ Ben-Zion Diamant*	☐	☐
02 ______ Amos Kohn*	☐	☐
03 ______ Haim Yatim*	☐	☐
04 ______ Israel Levi*	☐	☐
05 ______ Moti Rosenberg*	☐	☐

* To be elected as directors to serve until the next annual meeting and until their respective successors are elected and qualified.

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

To cumulate votes as to a particular nominee or nominees as explained in the Proxy Statement, check the box to the right and then indicate the number of votes to be given to such nominee(s) next to his or her name. ☐

3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 3 8 4 7 4 2

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